EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No.333-[                   ]) of our report dated April 12, 2023, with respect to the consolidated financial statements of Cosmos Health Inc., included in Cosmos Health's Annual Report on Form 10-K for the year ended December 31, 2022. We also consent to the reference of our firm under the caption "Experts" in the Registration Statement.

ArmaninoLLP
San Ramon, California
January 29, 2024